Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (the “Registration Statement”) on Form F-1 (filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended) of our report dated February 17, 2020 relating to the consolidated financial statements of GFL Environmental Holdings Inc. (new) (“Successor”) as of December 31, 2019 and 2018, and for the year ended December 31, 2019, and the period from June 1, 2018 to December 31, 2018 (Successor), and of GFL Environmental Holdings Inc. (old) (“Predecessor”) for the year ended December 31, 2017 and the period from January 1, 2018 to May 31, 2018 (Predecessor) appearing in the Prospectus, which is a part of  Registration Statement No. 333-232731 on Form F-1, as amended, and to the references to us under the heading “Experts” in such Prospectus which is incorporated by reference in this Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

March 2, 2020